Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-128834) of Ameriprise Financial, Inc.,

(2) Registration Statement (Form S-8 No. 333-128789) pertaining to the Ameriprise Financial 2005 Incentive Compensation Plan of Ameriprise Financial, Inc.,

(3) Registration Statements (Form S-8 No. 333-128790 and No. 333-156074) pertaining to the Ameriprise Financial 401(k) Plan of Ameriprise Financial, Inc.,

(4) Registration Statements (Form S-8 No. 333-128791 and No. 333-150677) pertaining to the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors of Ameriprise Financial, Inc.,

(5) Registration Statement (Form S-8 No. 333-156075) pertaining to the Ameriprise Financial 2008 Employment Incentive Equity Award Plan,

(6) Registration Statement (Form S-3ASR No. 333-158972) of Ameriprise Financial, Inc. and Ameriprise Capital Trusts I through IV, and

(7) Registration Statement (Form S-8 No. 333-159025) pertaining to the Ameriprise Advisor Group Deferred Compensation Plan;

of our reports dated February 28, 2011 (except for Note 24 (Discontinued Operations) to the consolidated financial statements and Note 2 (Discontinued Operations) to the financial statement schedule), as to which the date is February 24, 2012), with respect to the consolidated financial statements and the financial statement schedule of Ameriprise Financial, Inc. included in this Annual Report (Form 10-K) of Ameriprise Financial, Inc. for the year ended December 31, 2011.

Minneapolis, Minnesota
February 24, 2012